EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Isle of Capri Casinos, Inc.’s Registration Statements on Form S-8 (File Nos. 33-61752, 33-80918, 33-86940, 33-93088, 333-77233, 333-50774, 333-50776, 333-111498), on Form S-4 (File Nos. 333-88802, 333-115419) and on Form S-3 (File Nos. 333-89156, 333-115810) of our report dated June 11, 2004, with respect to the consolidated financial statements and financial statement schedule of Isle of Capri Casinos, Inc. included in the Annual Report (Form 10-K) for the fiscal year ended April 25, 2004.

New Orleans, Louisiana
June 24, 2004